Exhibit 5

Opinion of Duane Morris LLP

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May 22, 2013

MVB Financial Corp.
301 Virginia Avenue
Fairmont, West Virginia 26554-2777

Re:	Post-Effective Amendment No. 1 on Form S-1 to Form S-3 (Registration No. 333-180317)

Dear Sir or Madam:

We have acted as counsel to MVB Financial Corp. (“MVB”) in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the above-captioned Post-Effective Amendment to a Form S-3 Registration Statement (the “Post-Effective Amendment”) relating to the offer and sale of up to 500,000 shares (the “Shares”) of common stock, par value $1.00 per share, of MVB, pursuant to MVB’s Dividend Reinvestment and Stock Purchase Plan (the “DRIP”).

As counsel to MVB, we have supervised all corporate proceedings in connection with the preparation and filing of the Amendment. We have also examined originals or copies certified to our satisfaction of such minutes and other proceedings and corporate records of MVB, agreements and other instruments, certificates of public officials, certificates of officers or representatives of MVB, and other documents as we have deemed necessary to examine and to require as the basis for the opinion hereinafter expressed. Upon the basis of such examination, it is our opinion that the Shares, when issued upon effectiveness of the Post-Effective Amendment and in accordance with the terms and conditions presented in the DRIP, will be duly and validly issued Shares of MVB, fully paid and nonassessable.

The foregoing opinions are limited to the West Virginia Business Corporation Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is based on facts of which we have knowledge.

We hereby consent to the inclusion of this opinion as an Exhibit to the Amendment and all amendments thereto, and the references therein to Duane Morris LLP and its opinions.

Sincerely,
/s/ Duane Morris LLP

Duane Morris llp
505 9TH STREET, N.W., SUITE 1000 WASHINGTON, D.C. 20004-2166	PHONE: +1 202 776 7800 FAX: +1 202 776 7801